Exhibit 99.1

Premier, Inc. Appoints David Zito as President, Performance Services

CHARLOTTE, N.C. – December 3, 2024 – Premier, Inc. (NASDAQ: PINC), a leading technology-driven healthcare improvement company, today announced that it has named David (Dave) Zito as President, Performance Services, effective December 6, 2024.

Zito will oversee Premier’s Performance Services segment, including the continued development and growth of the company’s enterprise-wide, AI-enabled technology businesses and Premier’s consulting practice. He will report to Michael J. Alkire, Premier’s President and CEO.

Zito is a seasoned healthcare executive, with expertise across provider networks, payer systems, life sciences and healthcare managed services. He served as the Chief Growth Officer for Guidehouse, where he was responsible for leading investments in new markets and opportunities, developing innovative technology solutions and business process management, and driving large-scale, cross-segment collaboration. This included oversight of the Managed Services and Advanced Solutions business units, along with the Sales, Marketing and Employee Experience functions. Zito previously served as the Healthcare Practice lead at Navigant Consulting.

“After conducting a thorough and thoughtful search process, I am confident that Dave has the skills and background to drive continued growth in Premier’s Performance Services segment,” said Alkire. “Dave has an unparalleled ability to create strategic partnerships with health systems to deliver transformative solutions that result in clinical, operational and financial excellence. He is a proven leader with a record of building new business and opening markets, making him an ideal addition to our management team.”

“Premier’s world-class data assets, technology innovations and strong relationships that deliver improved cost and quality outcomes are second to none, and I am honored to lead the company’s Performance Services segment at such an exciting time for the company,” said Zito. “I look forward to working with Mike and the rest of the talented management team to enable better, smarter and faster healthcare.”

Premier Chief Operating Officer Leigh Anderson to Resign at Year-End

Premier also announced that Leigh Anderson, who currently serves as Chief Operating Officer, will resign from his position, effective December 31, 2024, and is expected to provide consulting services to the company through March 31, 2025. As a consultant, he will support the leadership transition for Performance Services, support Premier’s digital supply chain solutions and assist with other business needs, as requested.

Oversight of Premier’s technology and consulting services will transition from Anderson to Zito on December 6. Management of Premier’s group purchasing organization will remain with Premier’s Senior Vice President of Supply Chain, Bruce Radcliff, who will also report directly to Alkire, effective December 6.

“Leigh has been a forward-thinking leader, helping to drive the growth and success of our business, expanding our adoption of AI and advancing other initiatives to tech-enable the healthcare supply chain,” said Alkire. “On behalf of all of us at Premier, I thank him for his years of service and his many contributions to the company’s success in serving our stakeholders.”

The company does not intend to fill the COO role.

“Premier’s new leadership structure – with Supply Chain Services led by Bruce Radcliff, Performance Services led by Dave Zito, and a unified commercial and sales division led by Andy Brailo – is the right team-based approach to drive further strategic alignment with our members, enhance the value we provide, improve operational efficiencies, and create a more consistent, One Premier experience,” concluded Alkire.

About Premier, Inc.

Premier, Inc. (NASDAQ: PINC) is a leading technology-driven healthcare improvement company, providing solutions to two-thirds of all healthcare providers in the U.S. Playing a critical role in the rapidly evolving healthcare industry, Premier unites providers, suppliers, payers and policymakers to make healthcare better with national scale, smarter with actionable intelligence and faster with novel technologies. Headquartered in Charlotte, N.C., Premier offers integrated data and analytics, collaboratives, supply chain solutions, consulting and other services in service of our mission to improve the health of communities. Please visit Premier’s news and investor sites on www.premierinc.com; as well as X, Facebook, LinkedIn, YouTube, Instagram and Premier’s blog for more information about the company.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those related to our ability to advance our growth strategies and improve healthcare, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to risks and uncertainties, many of which are outside Premier’s control. More information on risks and uncertainties that could affect Premier’s business, achievements, performance, financial condition and financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC. Premier’s periodic and current filings with the SEC are made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events that occur after that date, or otherwise.

Investor contact:

Ben Krasinski

Senior Director, Investor Relations

704.816.5644

ben_krasinski@premierinc.com

Media contact:

Amanda Forster

Vice President, Public Relations

202.879.8004

amanda_forster@premierinc.com